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                                                                   Exhibit 3.12

                         L-3 COMMUNICATIONS ESSCO, INC.

                                    BY-LAWS

                      AS AMENDED THROUGH SEPTEMBER 22, 1986

                                   ARTICLE I

                          CERTIFICATE OF INCORPORATION

         The name, location of the principal office or place of business in Delaware, and the objects or purposes of the corporation shall be as set forth in its certificate of incorporation. These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation; and the certificate of incorporation is hereby made a part of these by-laws. In these by-laws, references to the certificate of incorporation mean the provisions of the certificate of incorporation (as that term is defined in the General Corporation Law of the State of Delaware) of the corporation as from time to time in effect, and references to these by-laws or to any requirement or provision of law mean these by-laws or such requirement or provision of law as from time to time in effect.

                                   ARTICLE II

                         ANNUAL MEETING OF STOCKHOLDERS

          The annual meeting of stockholders shall be held on or before the last day of December in each year. Purposes for which the annual meeting is to be held, additional to that prescribed by law, or by the certificate of incorporation and these by-laws, may be specified by the chairman of the board of directors.

          If the election of directors shall not be held on a day designated by these by-laws, the directors shall order the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may held in place of such omitted meeting or election, and any business transacted or election held at


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such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws, except in this
Article II and in Article IV, to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Article III.

                                  ARTICLE III

                       SPECIAL MEETINGS OF STOCKHOLDERS

         A special meeting of the stockholders may be called at any time by the chairman of the board of directors. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by some other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least twenty-five percent in interest of the capital stock entitled to vote at the meeting. Such call shall state the time, place and purposes of the meeting.

                                   ARTICLE IV

                        PLACE OF STOCKHOLDERS' MEETING

         The annual election of directors, whether at the original or any adjourned session of the annual meeting of the stockholders or of a special meeting held in place thereof, shall be held in the Town of Concord, Commonwealth of Massachusetts, at such place within such city as the board of directors shall fix for each such meeting. Sessions of such meetings for any other purposes, and the original or any adjourned session of any other special meeting of the stockholders, shall be held at such place within or without the State of Delaware as shall be stated in the call or in the vote of adjournment, as the case may be.

                                   ARTICLE V

                        NOTICE OF STOCKHOLDERS' MEETINGS

         Except as may be otherwise required by law, by the certificate of incorporation or by other provisions of these by-laws, a written notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given, at least ten

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days before the meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears upon the books of the corporation. Such notice shall be given by the secretary, or in case of death, absence, incapacity or refusal of the secretary, by some other officer or by a person designated by the chairman of the board.

                                   ARTICLE VI

                       QUORUM AND ACTION OF STOCKHOLDERS

         At any meeting of the stockholders, a quorum for the election of any director or for the consideration of any question shall consist of a majority in interest of all stock issued and outstanding and entitled to vote for the election of such director or upon such question, respectively; except in any case where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Stock owned by the corporation, if any, shall not be deemed outstanding for this purpose. In any case any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         When a quorum for an election is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office. When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except in any case where a larger vote is required by law, by the certificate of incorporation or by these by-laws.

                                  ARTICLE VII

                              PROXIES AND VOTING

         Except as otherwise provided in the certificate of incorporation and subject to the provisions of Article XXIII, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted on after six months from its date, unless the proxy provides for a longer period; and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided in Article XXIII, no share of stock shall be voted

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on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.
Shares of the capital stock of the corporation belonging to the corporation shall not be voted upon directly or indirectly.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, or to give any consent permitted by law, and persons whose stock is pledged shall be entitled to vote, or to give any consent permitted by law, unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon or give any such consent.

         The secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, at the place where said election is to be held, for said ten days, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such election.

                                  ARTICLE VIII

                              BOARD OF DIRECTORS

         The Board of Directors shall consist of not less than three nor more than seven directors and, within these limits, the number of directors shall be fixed by the stockholders at any annual or special meeting. In no event shall there be less than three directors. The directors shall be elected at the annual meeting of stockholders, by such stockholders as have the right to vote at such election.

         No director need be a stockholder. Each director shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified, or until he sooner dies, resigns or is removed or replaced.

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                                   ARTICLE IX

                       POWERS OF THE BOARD OF DIRECTORS

         The board of directors shall have and may exercise all the powers of the corporation, except such as are conferred upon the stockholders by law, by the certificate of incorporation or by these by-laws.

                                   ARTICLE X

                                  COMMITTEES

         The board of directors may at any time and from time to time, by resolution adopted by a majority of the whole board (including any vacant directorships), designate, change the membership of or terminate the existence of any committee or committees, including if desired an executive committee, each committee to consist of two or more of the directors of the corporation. Each such committee shall have such name as may be determined from time to time by resolution adopted by the board of directors and shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation, including power to authorize the seal of the corporation to be affixed to all papers which may require it, as may be determined from time to time by resolution adopted by a majority of the whole board (including any vacant directorships). All minutes of proceedings of committees shall be available to the board of directors on its request.

                                   ARTICLE XI

                      MEETINGS OF THE BOARD OF DIRECTORS

         Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may from time to time determine. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders.

         Special meetings of the board of directors may be held at any time and at any place either within or without the State of Delaware when called by the chairman of the board, or two or more directors, reasonable notice thereof being given to each director by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by the chairman or directors calling the meeting, or without

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call or formal notice if each director then in office waives notice before or after the meeting. A waiver of notice in writing, signed by a director entitled to such notice, whether before or after the time of the meeting, shall be deemed equivalent to such notice to him. In any case it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person either by telephone or by handing him a written notice at least twenty-four hours before the meeting.

                                  ARTICLE XII

                        QUORUM AND ACTION OF DIRECTORS

         At any meeting of the board of directors, except in any case where a larger quorum or the vote of a larger number of directors is required by law, by the certificate of incorporation or by these by-laws, a quorum for any election or for the consideration of any question shall consist of three directors, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the directors present and voting shall be requisite and sufficient for election to any office, and a majority of the directors present and voting shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the certificate of incorporation or by these by-laws. Any action required of the board of directors may be taken by a written and unanimous consent of all directors then in office.

                                  ARTICLE XIII

                              OFFICERS AND AGENTS

         The officers of the corporation shall be a chairman of the board, a president, a treasurer, a secretary, and such other officers, if any, as the board of directors may in its discretion elect or appoint. The corporation may also have such agents, if any, as the board of directors may in its discretion appoint. The chairman of the board shall be chosen from among the directors. So far as is permitted by law any two or more offices may be held by the same person.

         Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall

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have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time designate.

         Officers shall be elected or appointed annually by the board of directors at its first meeting following the annual meeting of the stockholders. Additional officers may be elected or appointed by the board of directors at any time.

         Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed or replaced or becomes disqualified. Each agent shall retain his authority at the pleasure of the board of directors.

                                  ARTICLE XIV

                     CHAIRMAN OF THE BOARD OF DIRECTORS,

                         PRESIDENT AND VICE PRESIDENTS

         The chairman of the board shall be the chief executive officer of the corporation and shall have general charge of the policies and direction of the corporation, and shall have such other duties and powers as shall be designated from time to time by the board of directors and these by-laws. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.

         The president shall be the chief operating officer of the corporation and shall have general charge and supervision of the business of the corporation, and shall have such other duties and powers as shall be designated from time to time by the board of directors, the chairman or these by-laws. In the ordinary conduct of the corporation's business, the president shall be responsible to and shall report to the chairman of the board of directors. In the absence of the chairman of the board, the president shall preside at all meetings of the stockholders and of the board of directors at which he is present and as otherwise voted by the board of directors.

         Any vice president shall have such duties and powers as shall be designated from time to time by the board of directors or by the president, and in any case shall be responsible to and shall report to the president.

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                                  ARTICLE XV

                                   TREASURER

         The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable paper and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected the treasurer shall also have the duties and powers of the controller as provided in these by-laws. The treasurer shall be responsible to and shall report to the board of directors but in the ordinary conduct of the corporation's business shall be under the supervision of the president.

         Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors or by the treasurer, and shall be responsible to and shall report to the treasurer.

                                 ARTICLE XVI

                                 CONTROLLER

         If a controller is elected, he shall be the chief accounting officer of the corporation and shall be in charge of its books of account and accounting records and of its accounting procedures and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. The controller shall be responsible to and shall report to the board of directors but in the ordinary conduct of the corporation's business shall be under the supervision of the treasurer.

         Any assistant controllers shall have such duties and powers as shall be designated from time to time by the board of directors or by the controller, and shall be responsible to and shall report to the controller.

                                  ARTICLE XVII

                                   SECRETARY

         The secretary shall record all the proceedings of the meetings of the stockholders and the board of directors, in a book or books to be kept for that purpose, and in his absence from any such meeting a temporary secretary shall be chosen who shall record the proceedings thereof.

         The secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents

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of the corporation), an original or duplicate of which shall at all times during the usual hours for business be open to the examination of every stockholder at the principal office of the corporation in Delaware.

         Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors or by the secretary, and shall be responsible to and shall report to the secretary.

                                 ARTICLE XVIII

                           RESIGNATIONS AND REMOVALS

         Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board or the president or to a meeting of the board of directors, and such resignation shall take effect at the time stated therein, or if no time be so stated upon its delivery, and without the necessity of its being accepted unless the resignation shall so state. The stockholders may, at any meeting called for the purpose, by a vote of a majority in interest of the stock issued and outstanding and entitled to vote for such removal, remove any director from office. The board of directors may at any time, by vote of a majority of the directors then in office, or the chairman of the board, may remove from office any officer. The board of directors may at any time, by vote of a majority of the directors present and voting, terminate or modify the authority of any agent. No director or officer resigning, and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the corporation duly approved by the board of directors) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise.

                                  ARTICLE XIX

                                   VACANCIES

         If the office of any director becomes vacant, by reason of death, resignation or removal, a successor may be appointed by the chairman of the board or elected by vote of a majority of the remaining directors then in office. If the office of any officer becomes vacant, by reason of death, resignation, removal or disqualification, a successor may be appointed by the chairman of the board or elected by vote of a majority of the directors present and voting. Each such

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successor shall hold office for the unexpired term, and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. The board of directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number as fixed by the stockholders, subject to any requirements of law or of these by-laws as to the number of directors required for a quorum or for any vote, resolution or other action.

                                   ARTICLE XX

                               WAIVER 0F NOTICE

         Whenever any notice is required by law or under the provisions of the certificate of incorporation or of these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein or otherwise fixed for the meeting or other event for which notice is waived, shall be deemed equivalent to such notice.

                                  ARTICLE XXI

                             CERTIFICATES OF STOCK

         Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation, by the chairman of the board and the president, or in lieu of the president, a vice president or the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation; provided, however, that where such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of the chairman of the board, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation, and any such issue and delivery shall be regarded as an


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adoption by the corporation of such certificate or certificates. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.

                                  ARTICLE XXII

                          TRANSFER OF SHARES OF STOCK

          Subject to applicable restrictions upon transfer, if any, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and, except as provided in Article VII with respect to stock which has been pledged, to vote thereon as such owner or to give any consent permitted by law, and shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the corporation of his post office address.

                                 ARTICLE XXIII

                          TRANSFER BOOKS; RECORD DATE

          The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or any other of the above mentioned events, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital

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stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                  ARTICLE XXIV

                             LOSS OF CERTIFICATES

         In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe.

                                  ARTICLE XXV

                                      SEAL

         The corporate seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "CORPORATE SEAL DELAWARE", together with the name of the corporation and the year of its organization, cut or engraved thereon. The corporate seal of the corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XXVI

                              EXECUTION OF PAPERS

         Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by one of the vice presidents or by the treasurer.


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                                 ARTICLE XXVII

                                  FISCAL YEAR

         Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall commence on the first day of October of each year.

                                ARTICLE XXVIII

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, or at any meeting of the board of directors by vote of a majority of the directors then in office, except that the number of directors may be increased only by action of the stockholders in the manner aforesaid. Any by-law, whether made, altered, amended or repealed by the stockholders or directors, may be repealed, amended, further amended or reinstated, as the case may be, by either the stockholders or the directors as aforesaid, except that the number of directors may be increased only by action of the stockholders in the manner aforesaid.

         Neither the time nor the place stated in these by-laws for the election of directors shall be changed within sixty days next before the day on which the election is to be held. A notice of any such change shall be given to each stockholder twenty days at least before the election is held, in person or by letter mailed to his last known post office address.

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                                INSERT TO BYLAWS

                                  ARTICLE XXIX

                                 INDEMNIFICATION

         Section 1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this
Article XXIX, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article XXIX, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in

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respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Authorization of Indemnification. Any indemnification under this Article XXIX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XXIX, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote consisting of directors who were not parties to such action, suit or proceeding, or (ii) if a quorum of the Board of Directors is not obtainable, by the stockholders. To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XXIX, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be

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deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XXIX, as the case may be.

         Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XXIX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XXIX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article XXIX, as the case may be. Notice of any application for indemnification pursuant to this
Section 5 shall be given to the corporation promptly upon the filing of such application.

         Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article XXIX.

         Section 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XXIX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XXIX shall be made to the fullest extent permitted by law. The provisions of this Article XXIX shall not be deemed to preclude the indemnification of any person who is specified in Sections 1 or 2 of this Article XXIX but whom the corporation has the obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XXIX shall, unless otherwise provided when authorized or ratified, continue as to a person who has

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ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article XXIX.

         Section 9. Meaning of "Corporation" for Purposes of Article XXIX. For purposes of this Article XXIX, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XXIX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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